EXHIBIT 10.22

             Indianapolis Power & Light Company

                                   DATE:  May 31, 1995

            TO:  See Distribution Below      AT:  Various
                                             Locations

          FROM:  Mr. Ramon L. Humke          AT:  Electric
                                             Building

       SUBJECT:    1995 MANAGEMENT INCENTIVE PROGRAM


                        DISTRIBUTION:

               Officers       Superintendents
               Managers       Assistant Superintendents
               Directors      Division Supervisors


       The 1995 Management Incentive Program (MIP) is established to provide additional incentive and recognition to individuals who make above average contributions to the achievement of organization and corporate objectives.

       Awards will be based on a year-end evaluation of the Company's performance and of each participant's performance during the year, directly keyed to organization and department objectives through specifically documented
       Performance Management "Expectations" and
       "Objectives" for that participant. The threshold standard is:

       IPL Net Income         $83.6 Million

       This threshold performance standard must be met for bonus qualification.

       The Senior Vice Presidents, and Vice Presidents of
       Human Resources and Corporate Affairs, will ensure that individual awards are commensurate with performance and that the total of awards does not exceed their organization's allocation of the budget for this program. The Company's compensation philosophy is to establish base salaries at market value; therefore participant awards under this program are for demonstrable and measurable contributions to organization and corporate objectives and performance. Guidelines for individual awards, granted in $500 increments, are as follows:

                                   Award Range
       Participant's Contribution  if Threshold is met

       Above Expected              Up to $7,500
       At Expected                 Up to $5,000
       Below Expected                   0%

       The evaluator should be able to identify demonstrable and measurable results as the criteria for recommending an award for the participant. Awards are not automatic and not all participants may receive an award.

       The Management Incentive Program participants for
       1995 include supervisors from the division head level to the manager level. Special requests for inclusion in the program need to be submitted for approval to the Vice President of Human Resources.
       Documentation supporting inclusion in the program is required. In addition, at year-end, Organizational Heads may recommend other associates who have specific work assignments that significantly affect the Corporate Objectives.

       If a participant retires, becomes disabled, or dies during 1995, or if a person becomes eligible after the year begins, any award payable to such person shall be prorated.

       Additionally, the Big Dollar Award Program for other associates who deserve special recognition for making an extraordinary contribution to Corporate Objectives or organizational assignments is being continued. A formal Big Dollar Award
       Program description is attached.



       /s/ R.L. Humke
       RLH:dlr
       Attachment

Program Name:  Big Dollar Award Program

       Purpose:          The program exists to provide an
                         immediate cash reward to an
                         associate who makes significant
                         contribution which will have a
                         substantial positive impact on the
                         Company.

       Eligibility: Any non-officer associate who is
                         not part of the Management
                         Incentive Program is potentially
                         eligible to receive a reward under
                         this program.

       Award Basis: Associates whose recommendations,
                         acts, or achievements are outside
                         their normal work requirements
                         should be considered for awards.
                         Extraordinary contributions to
                         Corporate Objectives and
                         organization assignments are the
                         principal criteria for these
                         awards.  Superior work on normal
                         work assignments alone does not
                         qualify an individual for an award.
                         More efficient operations, greater
                         productivity, better customer
                         service, reduced costs, higher
                         earnings, and enhanced public image
                         are examples of results which would
                         warrant consideration for an award.

       Award Amount:     The amount of the award will depend
                         upon the significance and long-term
                         benefit to the Company.  As a
                         general rule, awards should be no
                         less than $200, after taxes.

       Process: All associates and supervisors are asked to identify recommendations, acts, or achievements of other associates which should be considered for an award.
                         Descriptions of such acts should be
                         directed to the organization
                         officer who will assess the
                         achievement and, if warranted,
                         forward a recommendation through
                         the appropriate senior officer to
                         the President.  Recommendations
                         should include suggested award
                         amounts.  The President will
                         approve and present these special
                         awards as these extraordinary
                         contributions are identified and
                         evaluated throughout the year.  The
                         intent is that an award follow
                         these acts or achievements as
                         closely as practical.  Therefore,
                         recommendations for awards should
                         be expedited.  When possible, Mr.
                         Humke will present the award to the
                         associate personally.

       Administration:   The Vice President, Human
                         Resources, will administer
                         this program, with the
                         assistance of the Controller.
                         All checks will represent the
                         award, less necessary tax
                         withholding.  The organization
                         officer should contact
                         Corporate Communications to
                         arrange appropriate publicity.

              1995 MANAGEMENT INCENTIVE PROGRAM


       The purposes of the program are to focus attention on key IPL performance standards, to improve productivity and to control costs by attaining the goals set out in the Corporate Objectives while maintaining operating costs within or less than those budgeted for 1995. The program cost is estimated to be $560,000.

       The Program also includes a separate fund for the payment of bonuses to persons not within the group identified above who deserve recognition for extraordinary contributions to the Company. An additional $48,500 is estimated for this separate fund.

       Bonus awards will depend upon the performance of the participants in meeting specific objectives and assignments. Awards are not automatic; some participants may not receive an award. No bonus payments will be made unless the 1995 IPL Net
       Income thresholds is met.

       Performance            Bonus

       Above Expected         $500 to $7,500
       At Expected            $500 to $5,000
       Below Expected         0

       If a participant dies, retires or becomes disabled during the Program Year, or if a person becomes eligible to participate in the Program after the Program Year begins, any bonus shall be prorated based on the number of months such person was eligible to participate in the Program.

       Bonus awards will be approved by Mr. Humke and Mr.
       Hodowal, based upon the recommendations of the Senior Officers for their respective organizational participants. Progress in meeting objectives will be reviewed with each participant periodically throughout the year.